State of Delaware
                        Office of the Secretary of State                 PAGE 1
                        --------------------------------

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "THE BLUEBOOK INTERNATIONAL HOLDING COMPANY", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF NOVEMBER, A.D. 2001, AT 6:30 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.





                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

2835321  8100                                            AUTHENTICATION: 1449984

010577991                                                         DATE: 11-16-01

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 06:30 PM 11/14/2001
                                                          010577991  - 2835321


                           CERTIFICATE OF DESIGNATION
                     (Series B Convertible Preferred Stock)

Mark Josipovich certifies that he is the President and Secretary of The Bluebook International Holding Company, a Delaware corporation (hereinafter referred to as the "Company") and that, pursuant to the Company's Certificate of Incorporation, as amended, and Section 151 of the General Business Corporation Law, me Board of Directors of the Company adopted the following resolutions on November 9, 2001; and that none of the shares of Series B Convertible Preferred Stock referred to in this Certificate of Designation have been issued.

--------------------------------------------------------------------------------

CREATION OF SERIES B CONVERTIBLE PREFERRED STOCK

1. There is hereby created a series of preferred stock consisting of 2,050 shares and designated as the Series B Convertible Preferred Stock ("Preferred Stock"), having the voting powers, preferences, relative, participating, limitations, qualifications, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

REPURCHASE PROVISIONS

2. The Company shall have the absolute right to repurchase all of the Preferred Stock then outstanding at any time by delivering notice in writing thereof to the holder of the Preferred Stock and concurrently delivering to the holder a certified check or bank draft in following amounts, as applicable:

     (a) prior to April 1, 2002, 120% of the purchase price of the Preferred Stock; or

     (b) on or after April 1, 2002, 130% of the purchase price of the Preferred Stock.

CONVERSION PROVISIONS

3. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

Conversion

     (a)  Right  to  Convert.  Subject  to  paragraph (k) hereof, from and after
          ------------------
          November 14, 2001, all Preferred Stock held by that holder shall be convertible at the option of the holder into such number of shares of common stock of the Company ("Common Stock") as is calculated by the Conversion Rate (as hereinafter defined). The Conversion Rate, subject to the exception defined in paragraph 3(b) hereof, shall be that number of shares of Common Stock equal to $1,000 divided by the lesser of: (i) seventy five per cent (75%) of the average Market Price (as hereinafter defined) of the shares of Common Stock for the five trading days immediately prior to the Conversion Date (as hereinafter defined); or (ii) $5.00 (the "Maximum Conversion Rate"). In the event that the Company causes a forward or reverse stock split at any time after October 1, 2001, the Maximum Conversion Rate shall be adjusted on the date such stock split becomes effective by dividing the Maximum Conversion Rate by the ratio of the increase or decrease in the number of issued and outstanding shares of Common Stock made by the Company as a result of the forward or reverse stock split, as the case may be. For example, if the Company causes a forward 2/1 stock split such that each one (1) share of Common Stock is converted into two (2) shares of Common Stock, then the Maximum Conversion Rate would be divided by 2 and adjusted to $2.50. On the other hand, if the Company causes a reverse 1/2 stock split such that each two (2) shares of Common Stock is converted into one (1) share of Common Stock, then the Maximum Conversion Rate would be divided by 0.50 and adjusted to $l0.00. The then existing Maximum Conversion Rate would be thereafter adjusted in me same manner in the event of any subsequent stock split.

     (b)  Market  Price. Market Price for a particular date shall be the closing
          -------------
          bid price of the shares of Common Stock on such date, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or the closing bid price in the over-the-counter market if other than NASDAQ.

     (c)  No  Fractional  Shares.  No fractional shares of Common Stock shall be
          ----------------------
          issued upon conversion of the Preferred Stock, and in lieu thereof the number of shares of Common Stock to be issued for each share of Preferred Stock converted shall be rounded down to the nearest whole number of shares of Common Stock. Such number of whole shares of Common Stock to be issued upon the conversion of one share of Preferred Stock shall be multiplied by the number of shares of Preferred Stock submitted for conversion pursuant to me Notice of Conversion (defined below) to determine the total number of shares of Common Stock to be issued in connection with any one particular conversions.

     (d)  Method  of Conversion. In order to convert Preferred Stock into shares
          ---------------------
          of  Common  Stock,  a  holder  of  Preferred  Stock  shall


          (A) complete, execute and deliver to the Company and the Company's Transfer Agent, GLOBAL SECURITIES TRANSFER, INC, (the "Transfer Agent") the conversion certificate attached hereto as Exhibit A (the "Notice of Conversion"), and

          (B) surrender the certificate or certificates representing the Preferred Stock being converted (the "Converted Certificate") to the Transfer Agent.

          The Notice of Conversion shall be effective and in full force and effect for a particular date if delivered to the Company and the Transfer Agent on that particular date prior to 5:00 pm, pacific time, by facsimile transmission or otherwise, provided that particular date is a business day, and provided that the original Notice of Conversion and the Converted Certificate are delivered to and received by the Transfer Agent within three (3) business days thereafter at the Cherry Creek Office, 191 University Boulevard, Suite 401, Denver, Colorado 80206, Telephone 303-355-4646, and that particular date shall be referred to herein as the "Conversion Date". The person or persons entitled to receive the shares of Common Stock to be issued upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Date. If the original Notice of Conversion and the Converted Certificate are not delivered to and received by the Transfer Agent within three (3) business days following the Conversion Date, the Notice of Conversion shall become null and void as if it were never given and the Company shall, within two (2) business days thereafter, instruct the Transfer Agent to return to the holder by overnight courier any Converted Certificate that may have been submitted in connection with any such conversion. In the event that any Converted Certificate submitted represents a number of shares of Preferred Stock that is greater than the number of such shares that is being converted pursuant to the Notice of Conversion delivered in connection therewith, the Transfer Agent shall advise the Company to deliver a certificate representing the remaining number of shares of Preferred Stock not converted.

     (e)  Absolute Obligation to Issue Common Stock. Upon receipt of a Notice of
          -----------------------------------------
          Conversion, the Company shall absolutely and unconditionally be obligated to cause a certificate or certificates representing the number of shares of Common Stock to which a converting holder of Preferred Stock shall be entitled as provided herein, which shares shall constitute fully paid and non-assessable shares of Common Stock and shall be issued to, delivered by overnight courier to, and received by such holder by the sixth (6th) business day following the Conversion Date. Such delivery shall be made at such address as such holder may designate therefor in its Notice of Conversion or in its written instructions submitted together therewith,

     (f)  Minimum  Conversion.  No less than 10 shares of Preferred Stock may be
          -------------------
          converted at any one time by a particular holder, unless the holder then holds less than 10 shares and converts all such shares held by it at that time.

Adjustments to Conversion Rate

     (g)  Reclassification, Exchange and Substitution. If the Common Stock to be
          -------------------------------------------
          issued on conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split or stock dividend or otherwise
          (other than a subdivision or combination of shares provided for above), the holders of the Preferred Stock shall, upon its conversion be entitled to receive, in lieu of the Common Stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Preferred Stock immediately before that changes.

     (h)  Reorganizations,  Mergers, Consolidations or Sale of Assets. If at any
          -----------------------------------------------------------
          time there shall be a capital reorganization of the Company's common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3) or merger of the Company into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Preferred Stock receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger, to which holders of the Common Stock deliverable upon conversion of the Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (including adjustment of the Conversion Rate then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

     (i)  No  Impairment.  The Company will not, by amendment of its Articles of
          ---------------
          Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

     (j)  Certificate as to Adjustments.  Upon the occurrence of each adjustment
          -----------------------------
          or readjustment of the Conversion Rate for any shares of Preferred Stock pursuant to paragraphs 3(i) or (j) hereof, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Conversion Rate at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

     (k)  Limitation  on  Conversion.  Notwithstanding  anything to the contrary
          -------------------------
          set forth herein the Preferred Stock held by a particular Purchaser shall convert if, upon giving effect to such conversion, the aggregate number of shares of Common Stock beneficially owned by that Purchaser and its affiliates exceed 4.9% of the outstanding shares of the Common Stock following such conversion.

LIQUIDATION PROVISIONS

4. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Preferred Stock shall be entitled to receive an amount equal to $1,000.00 per share, plus any accrued and unpaid dividends. After the full preferential liquidation amount has been paid to, or determined and set apart for the Preferred Stock and all other series of preferred stock hereafter authorized and issued, if any, the remaining assets of the Company available for distribution to shareholders shall be distributed ratably to the holders of the Common Stock. In the event the assets of the Company available for distribution to its shareholders are insufficient to pay the full preferential liquidation amount per share required to be paid to the holders of Company's Preferred Stock, the entire amount of assets of the Company available for distribution to shareholders shall be paid up to their respective full liquidation amounts first to the holders of Preferred Stock, then to any other series of preferred stock hereafter authorized and issued, all of which amounts shall be distributed ratably among holders of each such series of preferred stock, and the Common Stock shall receive nothing. A reorganization or any other consolidation or merger of the Company with or into any other corporation, or any other sale of all or substantially all of the assets of the Company, shall not be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 4, and the Preferred Stock shall be entitled only to: (i) the rights provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction; (ii) the rights contained in the Delaware General Business Corporation Law; and (iii) the rights contained in other Sections hereof.

DIVIDEND PROVISIONS

5. The holders of shares of Preferred Stock shall not be entitled to receive any dividends.

RESERVATION OF STOCK TO BE ISSUED UPON CONVERSION

6. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient, based on the Conversion Rate then in effect, to effect the conversion of all then outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, then, in addition to all rights, claims and damages to which the holders of the Preferred Stock shall be entitled to receive at law or in equity as a result of such failure by the Company to fulfill its obligations to the holders hereunder, the Company will take any and all corporate or other action as may, in the opinion of its counsel, be helpful, appropriate or necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

NOTICES

7. In the event of the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, the Company shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified therein a notice specifying the date on which any such record is to be taken for the purpose of such distribution and the amount and character of such distribution.

8. Any notices required by the provisions hereof to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and return receipt requested, and addressed to each holder of record at its address appearing on the books of the Company or to such other address of such holder or its representative as such holder may direct.

VOTING PROVISIONS

9. Except as otherwise expressly provided or required by law, the Preferred Stock shall have no voting rights.

                  [Remainder of  page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series B Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary this 14th day of November, 2001, who, by signing their names hereto, acknowledge that this Certificate of Designation is the act of the Company and state to the best of their knowledge, information and belief, tinder the penalties of perjury, that the above matters and facts are true in all material respects.

                                     THE  BLUEBOOK INTERNATIONAL
                                     HOLDING COMPANY


                                     /s/ Mark A. Josipovich
                                     ------------------------------------
                                     Mark A. Josipovich, President

                                     /s/ Mark A. Josipovich
                                     ------------------------------------
                                     Mark A. Josipovich, Secretary

                                    EXHIBIT A

                             CONVERSION CERTIFICATE
                   THE BLUEBOOK INTERNATIONAL HOLDING COMPANY
                      Series B Convertible Preferred Stock

The undersigned holder (the "Holder") is surrendering to THE BLUEBOOK INTERNATIONAL HOLDING COMPANY, a Delaware corporation (the "Company"), one or more certificates representing shares of Series B Convertible Preferred Stock of the Company (the "Preferred Stock") in connection with the conversion of all or a portion of the Preferred Stock into shares of Common Stock, $0.0001 par value per share, of the Company (the "Common Stock") as set forth below.

1. The Holder understands that the Preferred Stock was issued by the Company pursuant to the exemption for registration under the United States Securities Act of 1933, as amended (the "Securities Act"), provided by Regulation D promulgated thereunder.

2. The Holder represents and warrants that all offers and sales of the Common Stock issued to the Holder upon such conversion of the Preferred Stock shall be made (a) pursuant to an effective registration statement under the Securities Act, (in which case the Holder represents that a prospectus has been delivered) (b) in compliance with Rule 144, or (c) pursuant to some other exemption from registration.

          Number of Shares of Preferred Stock being Converted: _________

          Applicable Conversion Rate: __________________________________

          Number of Shares of Common Stock To be issued: _______________

          Conversion Date: _____________________________________________

          Delivery instructions for certificates of Common Stock and for new certificates representing any remaining shares of Preferred Stock:

          ______________________________________________________________

          ______________________________________________________________

          ______________________________________________________________

          ______________________________________________________________


                               _____________________________________
                               Name of Holder - Printed


                               _____________________________________
                               Signature of Holder